UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2016, Recro Pharma, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On May 12, 2016, Recro Pharma, Inc. presented a poster entitled “An Evaluation of the Efficacy and Safety of N1539, a Novel Intravenous Formulation of NanoCrystal Meloxicam, in Subjects with Moderate to Severe Pain Following Hysterectomy” at the 35th Annual Meeting of the American Pain Society in Austin, Texas. A copy of the poster is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed under Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated May 12, 2016.

99.2	Poster of Recro Pharma, Inc. entitled “An Evaluation of the Efficacy and Safety of N1539, a Novel Intravenous Formulation of NanoCrystal Meloxicam, in Subjects with Moderate to Severe Pain Following Hysterectomy.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated May 12, 2016.

99.2	Poster of Recro Pharma, Inc. entitled “An Evaluation of the Efficacy and Safety of N1539, a Novel Intravenous Formulation of NanoCrystal Meloxicam, in Subjects with Moderate to Severe Pain Following Hysterectomy.”